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                                                                  EXHIBIT 99.1


                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class B Common Stock, $0.01 par value per share, of Ticketmaster Online-CitySearch, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:  February 16, 1999



                                      THE WASHINGTON POST COMPANY

                                      by  /s/ John B. Morse, Jr.
                                        --------------------------
                                      Name:  John B. Morse, Jr.
                                      Title: Vice President


                                      WASHINGTONPOST.NEWSWEEK INTERACTIVE
                                         COMPANY

                                      by  /s/ Caroline H. Little
                                        --------------------------
                                      Name:  Caroline H. Little
                                      Title: Vice President